EXHIBIT 99.2

Investor Relations Contact:

Tempur-Pedic Investor Relations

800-805-3635

Press Contact:

Amy Page: amy.page@edelman.com

404-262-3000

Tempur-Pedic Announces Rick Anderson as EVP and President, North America

Gillette veteran brings 20+ years of retail and brand management experience

LEXINGTON, Ky., July 20, 2006 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of viscoelastic and premium mattresses and pillows worldwide, today announced Rick Anderson, consumer sales and marketing veteran, has joined Tempur-Pedic as Executive Vice President and President, North America. Anderson joins Tempur-Pedic from Procter & Gamble after a long career with The Gillette Company, which became part of P&G in 2005.

In this newly created position, Anderson will report directly to Chief Executive Officer H. Thomas Bryant and be responsible for the strategic leadership and operating results of Tempur-Pedic’s business in North America. Anderson’s responsibilities as President, North America will include consumer marketing, sales, and Tempur-Pedic Medical, Inc.

“As Tempur-Pedic continues to drive market growth through product innovation and advanced bedding technologies, it is extremely valuable to have someone with Rick’s consumer product experience join the Tempur-Pedic management team,” said Bryant. ”Rick has an outstanding track record in the consumer products market with a breadth of marketing and sales experience, a proven record of brand building results, and an outstanding commitment to organizational excellence. We believe he will have an immediate, positive influence on our North American operations.”

Anderson brings to Tempur-Pedic more than 23 years of international and domestic management, marketing and sales experience. At Gillette, Anderson played a critical role, most recently as vice president marketing for Oral-B and Braun in North America. Previously, Anderson was vice president of global business management for Duracell, overseeing consumer marketing, branding, product development and strategic planning worldwide.

“Tempur-Pedic is a brand I have long admired for its product innovation, customer loyalty and market development,” Anderson said. “Tempur-Pedic has outstanding products and technology, increasing brand awareness, and an industry-leading sales and marketing organization. I see strong prospects to build on the company’s momentum and enthusiastically look forward to being a part of Tempur-Pedic’s future.”

Anderson holds graduate and undergraduate degrees from Virginia Tech.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, statements relating to the impact of Rick Anderson’s influence on North American operations and the prospects for building on the Company’s momentum, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic and industry conditions and consumer confidence; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to further penetrate the US retail furniture channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to continuously improve its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s annual report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufacturers and distributes Swedish Mattresses and Neck PillowsTM made from its TEMPUR® pressure-relieving material: a proprietary material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit www.tempurpedic.com or call 800-805-3635.

Tempur-Pedic®, TEMPUR®, and Swedish Sleep Systems® are registered trademarks of Tempur-Pedic International in the U.S. and in other countries. Other brand names, products and trademarks are property of their respective owners.

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